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                                   ICON FUNDS

                          SCHEDULE A TO RULE 18F-3 PLAN

ICON Bond Fund - Class C, I and Z Shares
ICON Core Equity Fund - Classes A, C, Z and I Shares
ICON Covered Call Fund - Classes A, C, Z and I Shares
ICON Equity Income Fund - Classes A, C, Z and I Shares
ICON International Equity Fund - Classes A, C, Z and I Shares
ICON Long/Short Fund - Classes A, C, Z and I Shares
ICON Asia-Pacific Region Fund - Class A and S Shares
ICON Europe Fund - Class A and S Shares

Dated May 16, 2006.

ICON FUNDS


By: /s/ Donald Salcito
    ---------------------------------
Name: Donald Salcito
Title: Vice President and Secretary


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